Exhibit 99.1

Analog Devices Raises Quarterly Dividend By 10%

WILMINGTON, Mass.--(BUSINESS WIRE)--Feb. 15, 2022--Analog Devices, Inc. (NASDAQ: ADI) today announced that its Board of Directors has voted to increase its quarterly dividend from $0.69 per outstanding share of common stock to $0.76, which is the equivalent of $3.04 annually. The new dividend represents an increase of 10% and marks the Company's 19th increase in the last 18 years. ADI has paid a dividend for 73 consecutive quarters, totaling more than $8 billion of cash returned to shareholders through dividends.
“Our resilient operating model has passed the test of time, producing positive free cash flow every year for more than two decades. This durability enables us to return 100% of free cash flow to shareholders which we balance between a consistently growing dividend and quarterly share repurchases,” said Vincent Roche, President and CEO. “I am confident that our highly diversified business model and alignment with key secular growth trends position us to drive long-term profitable growth.”
The increase is effective with the dividend payable on March 8, 2022 to shareholders of record as of the close of business on February 25, 2022. The payment of any future quarterly dividends, or a future increase in the quarterly dividend amount, will be at the discretion of the Board and will be dependent upon ADI's financial position, results of operations, outlook, liquidity, and other factors deemed relevant by the Board.
About Analog Devices
Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA. Visit http://www.analog.com.
Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the timing and amount of cash dividends and any share repurchases, as well as free cash flow and financial position in the future. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners

Contact
Michael Lucarelli Vice President, Investor Relations and FP&A Analog Devices, Inc.
781-461-3282
investor.relations@analog.com

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